EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports First Quarter 2018 Results

London, May 2, 2018 – LivaNova PLC (NASDAQ:LIVN) (“LivaNova” or the “Company”), a market-leading medical technology and innovation company, today reported results for the quarter ended March 31, 2018.

For the first quarter of 2018, worldwide sales from continuing operations were $250.4 million, an increase of 10.4 percent on a reported basis and an increase of 5.3 percent on a constant currency basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles ("GAAP"), first quarter 2018 diluted earnings per share from continuing operations were $0.36. First quarter 2018 adjusted diluted earnings per share from continuing operations were $0.68.

“We are continuing our positive momentum into 2018. Since the beginning of the year, we announced the commencement of 4 new clinical studies, received approval for 2 products, completed a strategic acquisition and executed a divestiture. We delivered solid top-line growth, invested in marketing, product development and clinical activities, and grew our earnings,” said Damien McDonald, LivaNova's Chief Executive Officer. “Our Neuromodulation business benefited from strong demand for our newest VNS Therapy® System, SenTiva®, which received U.S. Food and Drug Administration approval in October 2017 and CE Mark approval in April 2018. Cardiac Surgery also experienced strong growth, driven by sales of our S5® heart-lung machine and our Perceval® sutureless aortic heart valve. We completed our acquisition of TandemLife and the divestiture of our Cardiac Rhythm Management business to MicroPort Scientific Corporation. We will now focus on the next stage of our growth strategy for our Cardiac Surgery and Neuromodulation portfolios, where we have strength and market leadership. While we continue to deliver quality care to patients around the world, this focus will allow us to deliver long-term value to our stakeholders.”

First Quarter 2018 Results

Worldwide sales from continuing operations for the first quarter were $250.4 million, up 5.3 percent on a constant currency basis compared to the first quarter of 2017. The following table highlights worldwide sales for the first quarter of 2018 by business:

$ in millions	Three months ended March 31,		% Change	Constant Currency % Change
Business / Product Line:	2018	2017
Cardiopulmonary	$125.1	$107.3	16.6%	9.1%
Heart Valves	31.0	31.9	(2.7%)	(9.5%)
Cardiac Surgery	156.2	139.2	12.2%	4.9%
Neuromodulation	93.8	87.2	7.7%	6.2%
Other	0.4	0.5	—%	—%
Total Net Sales	$250.4	$226.8	10.4%	5.3%

•	Note: Numbers may not add up precisely due to rounding. Constant currency % change is considered a non-GAAP metric.

For discussion purposes, all sales growth rates below reflect comparable, constant currency growth. Constant currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiac Surgery
Cardiac Surgery sales, which include cardiopulmonary products and heart valves, were $156.2 million, representing a 4.9 percent increase versus the first quarter of 2017.

Sales in cardiopulmonary products were $125.1 million, representing a 9.1 percent increase versus the first quarter of 2017. Growth in heart-lung machines was the major contributor to favorable performance in every region, primarily due to customer upgrades from legacy S3® to current S5 machines.

Heart valve sales for both tissue and mechanical heart valves, were $31.0 million, a decrease of 9.5 percent compared to the first quarter of 2017. Strong growth in demand for the Perceval sutureless aortic heart valve was more than offset by the expected loss of a contract manufacturing customer and by continued declines in mechanical and traditional tissue valves.

Neuromodulation
Neuromodulation sales were $93.8 million in the first quarter, representing a 6.2 percent increase versus the first quarter of 2017, driven by strong demand for the SenTiva VNS Therapy System.

Cardiac Rhythm Management
On November 20, 2017, LivaNova entered into a binding Letter of Intent for the sale of the company’s Cardiac Rhythm Management business to MicroPort Scientific Corporation. The transaction closed on April 30, 2018. All current quarter and historical financial results for this business are captured on the income statement under Discontinued Operations.

Financial Performance
On a U.S. GAAP basis, first quarter 2018 operating income from continuing operations was $12.5 million. Adjusted operating income from continuing operations for the first quarter of 2018 was $41.5 million, a decrease of 9.6 percent as compared to the first quarter of 2017. This was primarily due to increased investments in sales and marketing activities, product innovation and clinical trials to support sales growth and gross margin expansion, and a negative impact from foreign currency.

Our adjusted effective tax rate in the quarter was 15.7 percent, an improvement from 23.5 percent in the first quarter of 2017 as a result of ongoing tax efforts and the recent changes in U.S. and U.K. tax laws.

On a U.S. GAAP basis, first quarter 2018 diluted earnings per share from continuing operations were $0.36. First quarter 2018 adjusted diluted earnings per share from continuing operations were $0.68, an increase of 1.5 percent as compared to the first quarter of 2017.

2018 Revised Guidance
Aligned with LivaNova’s strategic growth initiatives, we completed the acquisition of TandemLife on April 4, 2018. As a result of this acquisition and changes in the tax laws, certain guidance for full-year 2018 is being revised.

LivaNova worldwide net sales for full-year 2018 are now expected to grow between 6 and 8 percent on a constant currency basis. Full-year 2018 effective tax rate is now expected to be in the range of 18 to 20 percent. Adjusted diluted earnings per share for 2018 are now expected to be in the range of $3.50 to $3.70.

Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 2 p.m. London time (9 a.m. Eastern Daylight Time) on Wednesday, May 2, 2018 that will be accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com. To listen to the conference call live by telephone, dial (866) 393-4306 (if dialing from within the U.S.) or (734) 385-2616 (if dialing from outside the U.S.). The conference ID is 4355139.

Within 24 hours of the webcast, a replay will be available under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London, LivaNova has a presence in more than 100 countries worldwide. The Company currently employs more than 3,500 employees. LivaNova operates as two businesses: Cardiac Surgery and Neuromodulation, with operating headquarters in Mirandola (Italy) and Houston (U.S.A.), respectively.
For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Management believes that referring to comparable, constant currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
The Company also believes adjusted financial measures such as adjusted diluted earnings per share, adjusted operating income and adjusted tax rate are meaningful and allow investors to evaluate the Company’s performance for different periods on a more comparable basis by adjusting for items that are not related to the ongoing operations of the Company.
Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, and depreciation and amortization for 2018, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, serving the needs of our customers and patients, and delivering strong value to our shareholders. Important factors that may cause actual results to differ include, but are not limited to: (i) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (ii) organizational and governance structure; (iii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iv) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (v) the ability to hire and retain key personnel; (vi) the ability to attract new customers and retain existing customers in the manner anticipated; (vii) changes in legislation or governmental regulations affecting LivaNova; (viii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (ix) conditions in the credit markets; (x) business and other financial risks inherent to the industries in which LivaNova operates; (xi) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xii) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xiii) and the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Karen King Vice President, Investor Relations & Corporate Communications Phone: +1 (281) 228-7262 Fax: +1 (281) 218-9332 e-mail: Corporate.Communications@LivaNova.com

LIVANOVA PLC
QUARTERLY SALES
(U.S. dollars in millions)

	Three Months Ended March 31,

	2018	2017	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Cardiopulmonary
US	$38.4	$32.2	19.5%	19.5%
Europe	36.9	30.6	20.5%	4.9%
Rest of world	49.8	44.5	11.9%	4.6%
Total	125.1	107.3	16.6%	9.1%

Heart Valves
US	6.5	6.1	7.7%	7.7%
Europe	12.1	10.3	17.1%	1.8%
Rest of world	12.4	15.5	(20.0%)	(23.8%)
Total	31.0	31.9	(2.7%)	(9.5%)

Cardiac Surgery
US	45.0	38.2	17.6%	17.6%
Europe	49.0	41.0	19.6%	4.1%
Rest of world	62.2	60.0	3.7%	(2.7%)
Total	156.2	139.2	12.2%	4.9%

Neuromodulation
US	78.0	73.7	5.9%	5.9%
Europe	10.3	7.9	29.8%	14.4%
Rest of world	5.6	5.6	(0.2%)	(1.3%)
Total	93.8	87.2	7.7%	6.2%

Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of world	0.4	0.5	N/A	N/A
Total	0.4	0.5	N/A	N/A

Totals
US	123.0	111.9	9.9%	9.9%
Europe	59.3	48.9	21.3%	5.8%
Rest of world	68.1	66.0	3.2%	(2.8%)
Total	$250.4	$226.8	10.4%	5.3%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.
(1) Constant currency is a non-GAAP measure.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2018	2017	% Change(1)

Net sales	$250.4	$226.8
Cost of sales	84.6	80.0
Product remediation	3.7	(0.8)
Gross profit	162.1	147.6	9.8%

Operating expenses:
Selling, general and administrative	104.2	87.3
Research and development	31.8	20.4
Merger and integration expenses	3.0	2.2
Restructuring expenses	1.9	10.0
Amortization of intangibles	8.8	8.0
Total operating expenses	149.6	127.9	17.0%

Operating income from continuing operations	12.5	19.7	(36.5%)

Interest expense, net	(1.7)	(2.0)
Gain on acquisition of ImThera Medical, Inc.	11.5	—
Foreign exchange and other (losses) gains	(0.3)	3.2
Income from continuing operations before tax	22.1	20.9	5.7%

Income tax expense	3.9	5.7
Losses from equity method investments	(0.4)	(2.0)
Net income from continuing operations	17.8	13.2	34.8%

Net loss from discontinued operations	(4.5)	(2.0)	125.0%

Net income	$13.3	$11.3	17.7%

Basic income (loss) per common share:
Continuing operations	$0.37	$0.28
Discontinued operations	($0.10)	($0.05)
	$0.27	$0.23

Diluted income (loss) per common share:
Continuing operations	$0.36	$0.27
Discontinued operations	($0.09)	($0.04)
	$0.27	$0.23

Weighted average common shares outstanding
Basic	48.3	48.1
Diluted	49.2	48.2

Adjusted gross profit (1)	$167.4	$148.0	13.1%
Adjusted SG&A (1)	96.8	81.9	18.2%
Adjusted R&D (1)	29.1	20.2	44.1%
Adjusted operating income from continuing operations (1)	41.5	45.9	(9.6%)
Adjusted income from continuing operations, net of tax (1)	33.6	32.4	3.7%
Adjusted diluted earnings per share from continuing operations (1)	$0.68	$0.67	1.5%

Statistics (as a % of net sales, except for income tax rate)
	GAAP Three Months Ended March 31,		Adjusted (1) Three Months Ended March 31,
	2018	2017	2018	2017
Gross profit	64.7%	65.1%	66.9%	65.2%
SG&A	41.6%	38.5%	38.7%	36.1%
R&D	12.7%	9.0%	11.6%	8.9%
Operating income from continuing operations	5.0%	8.7%	16.6%	20.2%
Income from continuing operations, net of tax	7.1%	5.8%	13.4%	14.3%
Income tax rate	17.6%	27.1%	15.7%	23.5%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.
*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)

		Specified Items
Three Months Ended March 31, 2018	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	Non-recurring Legal and Contingent Consideration (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Net sales	$250.4										$250.4
Cost of sales	84.6			(0.8)			(0.6)	(0.3)			83.0
Product remediation	3.7				(3.7)						—
Gross profit	162.1			0.8	3.7		0.6	0.3			167.4
Operating expenses:
Selling, general and administrative	104.2			(0.2)		(0.4)	(3.4)	(3.3)			96.8
Research and development	31.8			(0.1)		(1.3)	(0.2)	(1.2)			29.1
Merger and integration expenses	3.0	(3.0)									—
Restructuring expenses	1.9		(1.9)								—
Amortization of intangibles	8.8			(8.8)							—
Total operating expenses	149.6	(3.0)	(1.9)	(9.1)		(1.7)	(3.6)	(4.4)			125.9
Operating income from continuing operations	12.5	3.0	1.9	9.8	3.7	1.7	4.2	4.7			41.5
Interest income	0.4										0.4
Interest expense	(2.1)									0.7	(1.4)
Gain on acquisition of ImThera Medical, Inc.	11.5					(11.5)					—
Foreign exchange and other (losses) gains	(0.3)										(0.3)
Income from continuing operations before tax	22.1	3.0	1.9	9.8	3.7	(9.8)	4.2	4.7		0.7	40.2
Income tax expense	3.9	0.6	0.5	2.4	0.9	0.4	1.1	1.1	(4.7)	0.2	6.3
Losses from equity method investments	(0.4)										(0.4)
Net income from continuing operations	$17.8	$2.4	$1.4	$7.4	$2.8	($10.2)	$3.1	$3.6	$4.7	$0.5	$33.6

Diluted EPS - Continuing Operations	$0.36	$0.05	$0.03	$0.15	$0.06	($0.21)	$0.06	$0.07	$0.10	$0.01	$0.68

GAAP results for the three months ended March 31, 2018 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily related to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)

		Specified Items
Three Months Ended March 31, 2017	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Non-recurring Legal and Contingent Consideration (E)	Stock-based Compensation Costs (F)	Certain Tax Adjustments (G)	Certain Interest Adjustments (H)	Adjusted Financial Measures
Net sales	$226.8									$226.8
Cost of sales	80.0			(1.1)						78.8
Product remediation	(0.8)				0.8					—
Gross profit	147.6			1.1	(0.8)					148.0
Operating expenses:
Selling, general and administrative	87.3			(0.3)		(1.6)	(3.6)			81.9
Research and development	20.4						(0.1)			20.2
Merger and integration expenses	2.2	(2.2)								—
Restructuring expenses	10.0		(10.0)							—
Amortization of intangibles	8.0			(8.0)						—
Total operating expenses	127.9	(2.2)	(10.0)	(8.3)		(1.6)	(3.8)			102.1
Operating income from continuing operations	19.7	2.2	10.0	9.4	(0.8)	1.6	3.8			45.9
Interest income	0.3									0.3
Interest expense	(2.3)								1.1	(1.2)
Foreign exchange and other (losses) gains	3.2					(3.2)				—
Income from continuing operations before tax	20.9	2.2	10.0	9.4	(0.8)	(1.6)	3.8		1.1	44.9
Income tax expense	5.7	0.6	1.3	4.8	(0.3)	0.6	0.6	(2.6)		10.6
Losses from equity method investments	(2.0)			0.1						(1.9)
Net income from continuing operations	$13.2	$1.6	$8.7	$4.6	($0.5)	($2.2)	$3.2	$2.6	$1.1	$32.4

Diluted EPS - Continuing Operations	$0.27	$0.03	$0.18	$0.10	($0.01)	($0.05)	$0.07	$0.05	$0.02	$0.67

GAAP results for the three months ended March 31, 2017 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Contingent consideration related to acquisitions, legal expenses primarily related to 3T Heater-Cooler defense, gain on sale of Instituto Europeo di Oncologia S.R.L. and other matters
(F)	Non-cash expenses associated with stock-based compensation costs
(G)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(H)	Primarily related to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in millions)

	March 31, 2018	December 31, 2017
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$65.0	$93.6
Accounts receivable, net	279.8	282.1
Inventories	154.3	144.5
Prepaid and refundable taxes	47.1	46.3
Assets held for sale	13.7	13.6
Assets of discontinued operations	257.1	250.7
Prepaid expenses and other current assets	31.1	39.0
Total Current Assets	848.1	869.9
Property, plant and equipment, net	191.7	192.4
Goodwill	875.6	784.2
Intangible assets, net	692.0	535.4
Investments	22.1	34.5
Deferred tax assets, net	68.9	11.6
Other assets	6.6	76.0
Total Assets	$2,704.9	$2,503.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$119.7	$84.0
Accounts payable	89.9	85.9
Accrued liabilities and other	81.7	78.9
Taxes payable	12.1	12.8
Accrued employee compensation and related benefits	71.0	66.2
Liabilities of discontinued operations	85.0	78.1
Total Current Liabilities	459.5	406.0
Long-term debt obligations	63.7	62.0
Deferred income taxes liability	149.7	123.3
Long-term employee compensation and related benefits	29.1	28.2
Other long-term liabilities	184.0	69.1
Total Liabilities	885.9	688.6
Total Stockholders’ Equity	1,819.0	1,815.3
Total Liabilities and Stockholders’ Equity	$2,704.9	$2,503.9

* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(U.S. dollars in millions)
	Three Months Ended March 31,
Operating Activities:	2018	2017
Net income	$13.3	$11.3
Non-cash items included in net income:
Depreciation	8.3	8.8
Amortization	8.8	11.4
Stock-based compensation	6.7	3.8
Deferred income tax benefit	(0.9)	(5.5)
Losses from equity method investments	1.6	3.1
Gain on acquisition of ImThera Medical, Inc.	(11.5)	—
Impairment of property, plant and equipment	0.5	4.7
Amortization of income taxes payable on inter-company transfers of property	2.0	6.5
Other	(1.0)	(1.9)
Changes in operating assets and liabilities:
Accounts receivable, net	9.1	6.6
Inventories	(6.3)	(4.4)
Other current and non-current assets	(16.7)	(9.3)
Accounts payable and accrued current and non-current liabilities	5.7	5.0
Restructuring reserve	0.9	(6.7)
Net cash provided by operating activities	20.4	33.2

Investing Activities:
Acquisition of ImThera Medical, Inc., net of cash acquired	(77.6)	—
Purchases of property, plant and equipment and other	(5.8)	(7.6)
Proceeds from sale of cost-method investment	—	3.2
Loans to equity-method investees	—	(5.3)
Proceeds from asset sales	0.1	—
Other	—	(0.4)
Net cash used in investing activities	(83.4)	(10.1)

Financing Activities:
Change in short-term borrowing, net	15.5	0.3
Proceeds from short-term borrowing (maturities greater than 90 days)	20.0	—
Repayment of long-term debt obligations	(0.3)	—
Proceeds from exercise of stock options	1.6	0.9
Other	(4.8)	(1.8)
Net cash provided by (used in) financing activities	32.0	(0.7)

Effect of exchange rate changes on cash and cash equivalents	2.3	0.5
Net (decrease) increase in cash and cash equivalents	(28.7)	22.9

Cash and cash equivalents at beginning of period	93.6	39.8
Cash and cash equivalents at end of period	$65.0	$62.7

* Numbers may not add up precisely due to rounding.